UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 30, 2010

Glowpoint, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code   (312) 235-3888

Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2010, Glowpoint, Inc. (“Glowpoint” or the “Company”) entered into a series of transactions that resulted in the Company’s raising additional capital and exchanging shares of its outstanding Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”), having an aggregate liquidation preference of approximately $4,000,000, for shares of Perpetual Series B Preferred Stock (“Series B Preferred Stock”) and shares of common stock.

Pursuant to a Series B Preferred Stock Purchase Agreement dated September 30, 2010 (the “Purchase Agreement”), the Company received gross proceeds of approximately $1,000,000 in a closing pursuant to a private placement of 10 shares of the Series B Preferred Stock.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the provisions of the Purchase Agreement attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to that certain Series A-2 Preferred Exchange Agreement, dated September 30, 2010 (the “Series A-2 Exchange Agreement”), holders of Series A-2 Preferred Stock exchanged 533.3334 shares of Series A Preferred Stock, having a liquidation preference of $4,000,000, for (i) 10 shares of Series B Preferred Stock with a liquidation preference of $1,000,000 and (ii) 2,666,667 shares of common stock (reflecting the issuance of common stock at $0.75 per share).  The foregoing description of the issuance of shares of Series B Preferred Stock and common stock is qualified in its entirety by reference to the provisions of the Series A-2 Exchange Agreement attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Pursuant to that certain Series A-2 Preferred Consent Agreement, dated September 30, 2010 (the “Series A-2 Consent Agreement”), the holders of at least two-thirds of the Company’s Series A-2 Preferred Stock repealed and eliminated the applicability of any adjustment to the Conversion Price (as defined in the Series A-2 Certificate of Designation) that may be authorized in the Series A-2 Certificate of Designation in certain circumstances.  The foregoing description is qualified in its entirety by reference to the provisions of the Series A-2 Consent Agreement attached to this report as Exhibit 10.3 and is incorporated herein by reference.

Immediately following the closing of these transactions, the Company’s outstanding capital stock consisted of:  approximately 84,639,416 shares of common stock; approximately 1,096.8220 shares of Series A-2 Convertible Preferred Stock, which have an aggregate liquidation preference of approximately $8,226,166 and are convertible into approximately 10,968,221 shares of common stock at $0.75 per share; 100 shares of Series B Preferred Stock, which have an aggregate liquidation preference of approximately $10,000,000 but are not convertible into common stock; warrants to acquire approximately 2,847,938 shares of the Company's common stock; and options to acquire an aggregate of approximately 5,154,481 shares of the Company's common stock.

Burnham Hill Partners LLC acted as placement agent and financial advisor for the transactions disclosed herein and received a fee of $70,000.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.02.  The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended.  Each investor is an accredited investor as defined in Rule 501 of Regulation D.

ITEM 3.03          MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.03.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibits are furnished with this report:

Exhibit No.	Description
10.1	Form of Series B Stock Purchase Agreement, dated as of September 30, 2010, between Glowpoint and the purchasers set forth therein.
10.2	Form of Series A-2 Preferred Exchange Agreement, dated September 30, 2010, between Glowpoint and the holders set forth therein.
10.3	Form of Series A-2 Preferred Consent Agreement, dated September 30, 2010, between Glowpoint and the holders set forth therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

By:                 /s/ Edwin F. Heinen
Name:            Edwin F. Heinen
Title:              Chief Financial Officer

Dated:  October 4, 2010